Exhibit 99.1

FOR IMMEDIATE RELEASE

CatchMark Announces Stock Repurchase Plan For Up To

$30 Million In Common Shares

ATLANTA – August 7, 2015 – CatchMark Timber Trust, Inc. (NYSE:CTT) announced today that the company’s board of directors has approved a share repurchase plan for up to $30 million of the company’s outstanding common shares. Management may make repurchases at its discretion through a variety of methods, including open-market purchases, privately-negotiated transactions, block trades, accelerated share repurchase transactions or pursuant to Rule 10b5-1 trading plans.

Jerry Barag, President and CEO of CatchMark, said: “The share repurchase plan represents an attractive additional use of our capital, supported by our strong balance sheet and ongoing growth strategy. We are able to reinvest in our business, generate shareholder returns, and return cash to our shareholders.”

As of July 30, 2015, CatchMark had 39,551,605 common shares outstanding.

Purchases of common shares will be financed with general corporate funds, and, depending upon the amount of purchases and other factors, the company may also borrow funds under its credit facility. There is no guarantee as to the number of shares to be purchased. The share repurchase plan has no time limit and may be discontinued or suspended at any time.

About CatchMark

Headquartered in Atlanta, CatchMark Timber Trust, Inc. is a self-administered and self-managed publicly traded REIT that began operations in 2007 and owns interests in approximately 406,700 acres* of timberland located in Alabama, Florida, Georgia, Louisiana and Texas. Listed on the NYSE (CTT), CatchMark provides institutions and individuals an opportunity to invest in a public company focused exclusively on timberland ownership with an objective of producing stockholder returns from sustainably recurring harvests. For more information, visit www.catchmark.com. From time to time, CatchMark releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts regarding new postings. Enrollment information is found in the “Investors Relations” section of www.catchmark.com.

*	As of June 30, 2015.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, that the share repurchase plan represents an attractive additional use of our capital, is supported by our strong balance sheet and ongoing growth strategy, and that it will enable us to generate shareholder returns and return cash to our shareholders. Readers of this press release should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this press release. Factors that could cause or contribute to such differences include, but are not limited to: (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at all; (viii) potential increases in interest rates could have a negative impact on our business and (ix) the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, under the heading “Risk Factors” and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

Contacts

Investors:	Media:

Brian Davis	Mary Beth Ryan, Miller Ryan LLC

(855) 858-9794	(203) 268-0158

info@catchmark.com	marybeth@millerryanllc.com

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